News Release
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-549-4100
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Second Quarter 2023 Financial Results
Increases Full-Year 2023 Earnings Guidance

Long Beach, Calif, July 26, 2023 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported second quarter 2023 GAAP earnings per diluted share of $5.35 and adjusted earnings per diluted share of $5.65. Financial results are summarized below:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

(In millions, except per-share results)
Premium Revenue	$8,042	$7,799	$15,927	$15,330
Total Revenue	$8,327	$8,054	$16,476	$15,824

GAAP:
Net Income	$309	$248	$630	$506
EPS – Diluted	$5.35	$4.25	$10.87	$8.63
Medical Care Ratio (MCR)	87.5%	88.1%	87.3%	87.6%
G&A Ratio	7.4%	6.8%	7.3%	7.1%
After-tax Margin	3.7%	3.1%	3.8%	3.2%

Adjusted:
Net Income	$327	$266	$664	$554
EPS – Diluted	$5.65	$4.55	$11.45	$9.45
G&A Ratio	7.4%	6.8%	7.3%	6.9%
After-tax Margin	3.9%	3.3%	4.0%	3.5%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of June 30, 2023, and including the early impact of Medicaid redeterminations, the Company served approximately 5.2 million members, an increase of 1% compared to June 30, 2022.
•Premium revenue was approximately $8.0 billion for the second quarter of 2023, an increase of 3% compared to the second quarter of 2022.
•GAAP net income was $5.35 per diluted share for the second quarter of 2023, an increase of 26% compared to the second quarter of 2022.
•Adjusted net income was $5.65 per diluted share for the second quarter of 2023, an increase of 24% compared to the second quarter of 2022.
•The Company increased its full year 2023 adjusted earnings guidance by $0.50 to at least $20.75 per diluted share, a 16% increase compared to 2022.

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Molina Healthcare, Inc. Reports Second Quarter 2023 Financial Results

July 26, 2023
“Our performance this quarter supports our long-term outlook for revenue and earnings growth,” said Joseph Zubretsky, President and Chief Executive Officer. “We continue to build the revenue base and new store earnings profile, our operating results provide a very solid earnings base, and we have seen nothing in the early stages of the Medicaid redetermination process that changes our view of the earnings trajectory of the business.”

Premium Revenue
Premium revenue was $8.0 billion for the second quarter of 2023, an increase of 3% compared to the second quarter of 2022. The higher premium revenue reflects increased Medicaid and Medicare membership.

Net Income
GAAP net income for the second quarter of 2023 was $5.35 per diluted share, an increase of 26% compared to the second quarter of 2022. Adjusted net income for the second quarter of 2023 was $5.65 per diluted share, an increase of 24% compared to the second quarter of 2022.

Medical Care Ratio
•The consolidated MCR for the second quarter of 2023 was 87.5%, reflecting continued strong operating performance and medical cost management.
•The Medicaid MCR for the second quarter of 2023 was 88.3%, in line with the Company’s expectation and long-term target range.
•The Medicare MCR for the second quarter of 2023 was 89.2%, above the Company’s long‑term target range, reflecting higher utilization of outpatient and professional services and higher MCRs associated with membership growth.
•The Marketplace MCR for the second quarter of 2023 was 73.7%, reflecting the Company’s pricing strategy and seasonality.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the second quarter of 2023 were both 7.4%, reflecting new business implementation spending ahead of new contract wins commencing in July 2023 and next year.

Balance Sheet
Cash and investments at the parent company were $482 million as of June 30, 2023, compared to $375 million as of December 31, 2022.
Days in claims payable at June 30, 2023, was 47.

Cash Flow
Operating cash flow for the six months ended June 30, 2023, was $1,403 million, compared to $731 million for the six months ended June 30, 2022. The increase compared to the prior year was primarily due to the net impact of timing differences in government receivables and payables, and the growth in operations.

2023 Guidance
The Company increased its full year 2023 adjusted earnings per share guidance to at least $20.75, compared to the previous guidance of at least $20.25 per diluted share. The increase to earnings guidance reflects second quarter operating and investment income performance above the Company’s expectations and higher expected investment income in the second half of the year, partially offset by some continued conservatism.
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.
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Molina Healthcare, Inc. Reports Second Quarter 2023 Financial Results

July 26, 2023

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s second quarter 2023 results at 8:00 a.m. Eastern Time on Thursday, July 27, 2023. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 0165438. A telephonic replay of the conference call will be available through Thursday, August 3, 2023, by dialing (877) 344-7529 and entering confirmation number 6917541. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 126), provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Molina Healthcare served approximately 5.2 million members as of June 30, 2023, located across 19 states. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements regarding its 2023 guidance, Medicaid redeterminations, and future revenue growth. Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2022, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and also in its Quarterly Report on Form 10-Q for the period ended June 30, 2023, which the Company expects to file on or about July 27, 2023.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 26, 2023, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Second Quarter 2023 Financial Results

July 26, 2023
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$8,042	$7,799	$15,927	$15,330
Premium tax revenue	169	215	341	423
Investment income	97	22	168	33
Other revenue	19	18	40	38
Total revenue	8,327	8,054	16,476	15,824
Operating expenses:
Medical care costs	7,038	6,872	13,909	13,435
General and administrative expenses	618	551	1,209	1,122
Premium tax expenses	169	215	341	423
Depreciation and amortization	42	44	86	84
Other	17	11	33	27
Total operating expenses	7,884	7,693	15,578	15,091
Operating income	443	361	898	733
Other expenses, net:
Interest expense	27	27	55	55
Total other expenses, net	27	27	55	55
Income before income tax expense	416	334	843	678
Income tax expense	107	86	213	172
Net income	$309	$248	$630	$506

Net income per share – Diluted	$5.35	$4.25	$10.87	$8.63

Diluted weighted average shares outstanding	57.9	58.4	58.0	58.6

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Molina Healthcare, Inc. Reports Second Quarter 2023 Financial Results

July 26, 2023
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,910	$4,006
Investments	3,886	3,499
Receivables	2,385	2,302
Prepaid expenses and other current assets	260	277
Total current assets	11,441	10,084
Property, equipment, and capitalized software, net	285	259
Goodwill and intangible assets, net	1,348	1,390
Restricted investments	249	238
Deferred income taxes	220	220
Other assets	118	123
Total assets	$13,661	$12,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$3,677	$3,528
Amounts due government agencies	2,589	2,079
Accounts payable, accrued liabilities and other	857	889
Deferred revenue	414	359
Total current liabilities	7,537	6,855
Long-term debt	2,178	2,176
Finance lease liabilities	203	215
Other long-term liabilities	122	104
Total liabilities	10,040	9,350
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 58 million shares at each of June 30, 2023 and December 31, 2022	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	341	328
Accumulated other comprehensive loss	(146)	(160)
Retained earnings	3,426	2,796
Total stockholders’ equity	3,621	2,964
Total liabilities and stockholders’ equity	$13,661	$12,314

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Molina Healthcare, Inc. Reports Second Quarter 2023 Financial Results

July 26, 2023
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2023	2022

	(In millions)
Operating activities:
Net income	$630	$506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86	84
Deferred income taxes	(4)	3
Share-based compensation	55	57
Other, net	5	(6)
Changes in operating assets and liabilities:
Receivables	(83)	(43)
Prepaid expenses and other current assets	6	(64)
Medical claims and benefits payable	149	405
Amounts due government agencies	510	247
Accounts payable, accrued liabilities and other	(208)	(147)
Deferred revenue	55	(357)
Income taxes	202	46
Net cash provided by operating activities	1,403	731
Investing activities:
Purchases of investments	(924)	(1,413)
Proceeds from sales and maturities of investments	546	879
Purchases of property, equipment, and capitalized software	(63)	(50)
Other, net	2	(7)
Net cash used in investing activities	(439)	(591)
Financing activities:
Common stock withheld to settle employee tax obligations	(59)	(53)
Common stock purchases	—	(200)
Contingent consideration liabilities settled	—	(20)
Other, net	4	5
Net cash used in financing activities	(55)	(268)
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	909	(128)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,048	4,506
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,957	$4,378

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Molina Healthcare, Inc. Reports Second Quarter 2023 Financial Results

July 26, 2023
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	June 30,	December 31,	June 30,
	2023	2022	2022
Ending Membership by Segment:
Medicaid	4,741,000	4,754,000	4,610,000
Medicare	166,000	156,000	151,000
Marketplace	269,000	348,000	357,000
Total	5,176,000	5,258,000	5,118,000

	Three Months Ended June 30,
	2023			2022
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$6,485	$756	88.3%	$6,301	$755	88.0%
Medicare	1,044	113	89.2	957	124	86.9
Marketplace	513	135	73.7	541	48	91.2
Consolidated	$8,042	$1,004	87.5%	$7,799	$927	88.1%

	Six Months Ended June 30,
	2023			2022
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$12,834	$1,490	88.4%	$12,281	$1,465	88.1%
Medicare	2,090	239	88.6	1,900	252	86.7
Marketplace	1,003	289	71.2	1,149	178	84.5
Consolidated	$15,927	$2,018	87.3%	$15,330	$1,895	87.6%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Second Quarter 2023 Financial Results

July 26, 2023
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Six Months Ended
	June 30,
	2023	2022

	Unaudited
Medical claims and benefits payable, beginning balance	$3,528	$3,363
Components of medical care costs related to:
Current year	14,180	13,746
Prior year	(271)	(311)
Total medical care costs	13,909	13,435
Payments for medical care costs related to:
Current year	11,166	10,622
Prior year	2,650	2,411
Total paid	13,816	13,033
Acquired balances, net of post-acquisition adjustments	—	7
Change in non-risk and other provider payables	56	3
Medical claims and benefits payable, ending balance	$3,677	$3,775

Days in Claims Payable (1)	47	50

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Second Quarter 2023 Financial Results

July 26, 2023
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$309	$5.35	$248	$4.25	$630	$10.87	$506	$8.63
Adjustments:
Amortization of intangible assets	$22	$0.36	$19	$0.33	$43	$0.73	$37	$0.63
Acquisition-related expenses (1)	2	0.03	7	0.11	2	0.03	26	0.45
Other (2)	—	—	(3)	(0.04)	—	—	—	—
Subtotal, adjustments	24	0.39	23	0.40	45	0.76	63	1.08
Income tax effect	(6)	(0.09)	(5)	(0.10)	(11)	(0.18)	(15)	(0.26)
Adjustments, net of tax	18	0.30	18	0.30	34	0.58	48	0.82
Adjusted net income	$327	$5.65	$266	$4.55	$664	$11.45	$554	$9.45

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The first half of 2022 includes certain non-recurring costs associated with gain on lease termination and disposal of fixed assets.

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Molina Healthcare, Inc. Reports Second Quarter 2023 Financial Results

July 26, 2023
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2023 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$1,137	$19.51
Adjustments:
Amortization of intangible assets	87	1.50
Acquisition-related expenses	3	0.05
Subtotal, adjustments	90	1.55
Income tax effect (1)	(21)	(0.31)
Adjustments, net of tax	69	1.24
Adjusted net income	$1,206	$20.75

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 25.3%.
(2)Computations assume approximately 58.1 million diluted weighted average shares outstanding.
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